Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This FIRST AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”), dated as of April 28, 2017, by and among GulfMark Offshore, Inc., a Delaware corporation (the “Issuer”), and each of the undersigned beneficial owners and/or investment advisors or managers of discretionary accounts for the holders or beneficial owners of the Notes (as defined below) (collectively, all such undersigned owners, advisors and managers, the “Holders”).

WHEREAS, the Issuer is the issuer under that certain Indenture, dated as of March 12, 2012, among the Issuer and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) (the “Indenture” and, the notes issued thereunder, the “Notes”);

WHEREAS, the Issuer and the Holders entered into that certain Forbearance Agreement, dated as of April 14, 2017 (the “Forbearance Agreement”);

WHEREAS, the Issuer and the Holders desire to amend the Forbearance Agreement as set forth in this Amendment; and

WHEREAS, terms used but not otherwise defined herein or in the Forbearance Agreement shall have the meanings given to them in the Indenture.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to Forbearance Agreement. The last sentence of Section 1(a) of the Forbearance Agreement is hereby amended and restated as follows:

“As used herein, “Forbearance Termination Date” means the earliest to occur of (a) 11:59 p.m. (New York City time) on (x) May 12, 2017, or (y) in the event that the Holders holding, in the aggregate, at least 50.1% of the aggregate principal amount of the Notes held by the Holders that have executed confidentiality agreements with the Issuer that remain in effect, determine on or before May 5, 2017, in their sole discretion, that negotiations are not proceeding productively with the Issuer on the terms of a restructuring, May 5, 2017; (b) the date of the occurrence of the termination, cancellation, revocation or cessation, in whole or in non-de minimis part of, any of the Bank Forbearance Agreements (as defined below); (c) the occurrence of any Event of Default other than the Interest Default; and (d) two (2) calendar days following the Issuer’s receipt of written notice from any Holder of any breach by the Issuer of any of the conditions or agreements provided in this Agreement (which breach remains uncured for the duration of such period).”

Section 2. Condition to Effectiveness. The effectiveness of this Amendment and obligations of the Holders hereunder are subject to the satisfaction, or waiver by the Holders, of the following condition:

Fees and Expenses. The Issuer shall have paid, in cash, all invoiced outstanding fees and expenses of the Holders for (x) the Holders’ legal advisor, Milbank, pursuant to, and consistent in all material respects with the terms of, that certain fee reimbursement letter, dated March 16, 2017, by and between the Issuer and Milbank, (y) the Holders’ financial advisor, Houlihan, pursuant to, and consistent in all material respects with the terms of, that certain fee reimbursement letter, dated November 15, 2016, by and among the Issuer and Houlihan, and (z) the Holders’ maritime legal advisor, K&L Gates, pursuant to, and consistent in all material respects with the terms of, that certain fee reimbursement letter, dated April 14, 2017, by and among the Issuer and K&L Gates.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

Section 5. Effectiveness. The Forbearance Agreement is and shall remain in full force and effect as of the date hereof except as modified by this Amendment.

Section 6. Relationship of Parties; No Third Party Beneficiaries. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between the Issuer and the Holders. This Amendment is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the parties hereto. No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon or enforce the contents of this Amendment.

Section 7. Entire Agreement; Modification of Agreement; Verbal Agreements Not Binding. This Amendment and the Forbearance Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersedes all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect thereto. This Amendment and the Forbearance Agreement may not be modified, altered or amended except by an agreement in writing signed by a duly authorized representative of all the parties hereto.

Section 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. Joinder of Additional Holders. During the Forbearance Period (as defined in the Forbearance Agreement and amended herein) other beneficial holders may become Holders by executing a joinder to the Forbearance Agreement, as amended, the form of which shall be agreeable to the Issuer.

Section 10. Severability. If any provision of this Amendment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of the Forbearance Agreement, as amended, will remain in full force and effect, and any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable, in each case, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon any such determination of invalidity, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

THE ISSUER GULFMARK OFFSHORE, INC.

By:	/s/ J. Mitchell
Name:	J. Mitchell
Title:	Executive Vice President & CFO

[Signature Page to the First Amendment to the Forbearance Agreement]